EXHIBIT 23.1
CONSENT OF POHL, MCNABOLA, BERG & COMPANY, LLP



               Consent of Independent Certified Public Accountants




We consent to the use in this Annual Report on Form 10-KSB of AccuImage Diagnostics Corp. of our report dated December 19, 2001, relating to the financial statements of AccuImage Diagnostics Corp., which appear in such Annual Report. We also consent to the reference to us under the heading "Experts" in such Annual Report.



/s/ Pohl, McNabola, Berg & Company, LLP



Pohl, McNabola, Berg & Company, LLP
San Francisco, CA
January 10, 2001


















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